UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 1, 2003
                ________________________________________________
                Date of Report (Date of earliest event reported)


                            ANGLOTAJIK MINERALS INC.
           __________________________________________________________
           (Exact name of small business as specified in its charter)


            NEVADA                       000-28481               86-0891931
________________________________________________________________________________
(State or other jurisdiction of         (Commission            (IRS Employer
 incorporation or organization)         File Number)         Identification No.)


          11400 WEST OLYMPIC BOULEVARD SUITE 200, LOS ANGELES, CA 90064
          _____________________________________________________________
                    (Address of principal executive offices)


                                 (310) 445-8819
                         _______________________________
                         (Registrant's telephone number)


                                  ICONET, INC.
          _____________________________________________________________
          (Former name or former address, if changed since last report)

ITEM 9  -  REGULATION FD DISCLOSURE


                            ANGLOTAJIK MINERALS, INC.


                              FOR IMMEDIATE RELEASE


                ANGLOTAJIK MINERALS ANNOUNCES REQUEST AND REPORTS


Dec 1, 2003 Los Angeles, California.- Anglotajik Minerals, Inc. (OTC Bulletin Board AJKM) through it's corporate Executive Director in Dushanbe, Georges Al-Zein, today announces receipt of a formal request from the Ministry of Industry as noted in the release of November 24th, 2003. This request confirms the Government of Tajikistan desire to enter into a formal and final agreement between the Tajikistan Ministry of Industry, the Tajik Geological Committee and Anglotajik Minerals Inc. Plans are currently underway for Management of Anglotajik Minerals Inc., to travel to Dushanbe, the capital of Tajikistan within the next 15 days for scheduled Ministry level meetings with the Minister of Industry and official Deputies.

Documentation, provided through the Government has identified several deposits of interest, all of which are contained within a 400 sq km area known as the Rushan Complex. Extensive Soviet exploration work has been performed on a number of these deposits from 1970 thru 1977.

Anglotajiks initial exploration interest is in both a tungsten/gold deposit and a separate silver deposit. Current Soviet exploration document indicates the tungsten/gold deposit as of having, on surface, 8 mineralized segments which have been identified along a trend extending for approximately 1km. Trenches 1m wide by 1m deep totaling 2183 meters, have been excavated and sampled across mineralization which varies in width from 0.6 to 3.9 meters. An Adit, excavated at an elevation level of 2770 meters is documented to be 2354 meters (2.35 Kilometers / 1.46 miles) deep consisting of 2m wide by 3m high drifts and crosscuts, some 160-340 meters beneath the surface exposures. Diamond drilling was completed from surface (5 holes totaling 1515 meters) and underground (17 horizontal holes totaling 2737 meters and 12 holes angled down totaling 2978 meters) in all totaling 7230 meters (7.23 kilometers / 4.493 miles). The Soviet compilation of these exploration results indicates average grades of various mineralized units that range from 2 - 9 gms/tonne Au, 2-9 gms/tonne Ag, 0.1 - 0.8% WO3, 0.1 - 0.4% Cu and 0.05 - 0.4% Co. These results were broadly confirmed by independent North American investigators, subject to certain qualifications on sample sizes and exact locations.

Anglotajik Minerals Inc. management recognizes that the previous Soviet Exploration of 1978, as well as the most recent independent North American Report of late 1997, must now be verified by western metal measurement standards. A complete evaluation plan, initially including re-sampling of mineralization in the Adit level workings and underground diamond drilling of holes, angled upward to evaluate the continuity of mineralized zones between the surface and Adit level, is recommended and currently being addressed.

Soviet Exploration grades reported within the Silver deposit indicate mineralization ranging between several grams Ag., per tonne and 22,790 grams Ag., per tonne. These were identified in fault and fracture controlled quartz veins across widths varying between 0.5 to 1.5 meters. Many veins and structures are listed within the 1978 Soviet exploration documents, but maps and section identifications have not yet been made available. Current evaluations regarding procedures to clarify and confirm these measurements to western metal measurement standards are being addressed.

It is anticipated that Anglotajik Minerals Inc., will begin its independent review of several other noted deposits of interest located within the Rushan Complex including the Barch, Huff and Rangkul' Skoye, commencing this month.

Anglotajik Minerals is a US resource company, focusing on the exploration and advancement of mineral assets in Tajikistan.



                            ANGLOTAJIK MINERALS, INC
                             Telephone: 310-445-8819
                                Fax: 310-445-8800
                           E-Mail: info@anglotajik.com

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS.. READERS ARE CAUTIONED THAT THE FORWARD- LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN, INCLUDING STATEMENTS RELATED TO POSSIBLE OPPORTUNITIES FOR STRATEGIC GROWTH AND OTHER STATEMENTS THAT ARE NOT STATEMENTS OF HISTORICAL FACT OR THAT ARE BASED ON MANAGEMENT'S ESTIMATES, ASSUMPTIONS, PROJECTIONS OR BELIEFS. THE FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE SUBJECT TO VARIOUS RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ANGLOTAJIK MINERALS ACTUAL RESULTS OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY FORWARD LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS, OPINIONS AND EXPECTATIONS OF ANGLOTAJIK MINERALS MANAGEMENT AT THE TIME THEY ARE MADE, AND ANGLOTAJIK MINERALS DOES NOT ASSUME ANY OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS IF THOSE BELIEFS, OPINIONS OR EXPECTATIONS, OR OTHER CIRCUMSTANCES, SHOULD CHANGE. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS.


                                   SIGNATURES


         In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                ANGLOTAJIK MINERALS, INC.


Dated:  December 1, 2003                        /s/ MATTHEW MARKIN
                                                ___________________________
                                                    Matthew Markin
                                                    President, CEO